UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 18, 2005

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

The Company announced today that its five mines produced and sold more than 7.4 million tons of coal in the first quarter of 2005. The Company has long-term contracts in place to sell 29.5 million tons of coal in 2005. Approximately two-thirds of the sales tons are for mine-mouth power generation not dependent on rail delivery. Westmoreland sold a record 29.0 million tons of coal in 2004.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                  Exhibit 99.1 - Press release dated April 18, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: April 18, 2005	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 18, 2005

EXHIBIT 99.1

Westmoreland Reports Coal Production
and Sales for the First Quarter of 2005

Colorado Springs, CO – April 18, 2005 – Westmoreland Coal Company (AMEX:WLB) announced today that its five mines produced and sold more than 7.4 million tons of coal in the first quarter of 2005. The Company has long-term contracts in place to sell 29.5 million tons of coal in 2005. Approximately two-thirds of the sales tons are for mine-mouth power generation not dependent on rail delivery. Westmoreland sold a record 29.0 million tons of coal in 2004.

“Our business strategy is expressly designed to provide long-term earnings,” commented Christopher K. Seglem, Westmoreland’s Chairman, President and CEO, “and we believe that all of the Company’s current set of operations are sound. Nearly all of our coal is sold under long-term contracts which help provide stable demand and pricing. In addition, certain of our coal supply contracts allow us to recover some cost increases on a current basis. In other cases, we have arrangements in place under which our mining operations should recover in 2005 significant portions of 2004 cost increases which negatively impacted earnings last year.”

“Along with solid production and sales in the first quarter we continued to pursue growth and development opportunities including the Gascoyne Project and the ROVA independent power acquisition. A court action has now been commenced to resolve the power purchaser’s alleged right to acquire the 50% of ROVA that we also seek to acquire through our right of first purchase. We intend to close the acquisition as soon as circumstances allow.”

The Company will announce its quarterly results and file its Form 10-Q for the first quarter of 2005 on May 10, 2005. The Company also reported that the Proxy Statement and Annual Report to Shareholders will be mailed to record shareholders on April 19, 2005 in preparation for the Company’s Annual Meeting scheduled for May 19, 2005.

Westmoreland Coal Company is the oldest independent coal company in the United States. The Company’s coal operations include Northern Powder River Basin coal mining in Montana and lignite mining operations in Montana, North Dakota, and Texas. Its power operations include ownership interests in two coal-fired and one natural gas-fired generating plant. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information visit www.westmoreland.com.

Throughout this news release, we make statements which are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; health care cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its growth and development strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to successfully identify new business opportunities; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to predict or anticipate commodity price changes; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its income tax net operating losses; the ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of the ROVA Project and the structure of the ROVA Project’s contracts with its lenders and Dominion Virginia Power; our ability to complete the acquisition of the portion of the ROVA project that we do not currently own; the effect of regulatory and legal proceedings, including the bankruptcy filing by Touch America Holdings Inc. and Entech Inc.; environmental issues, including the cost of compliance with existing and future environmental requirements; the claims between the Company and Montana Power; and the other factors discussed in Items 1, 2, 3 and 7 of the Company’s Form 10-K for the period ended December 31, 2004. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

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Contact: Diane Jones (719) 442-2600